Exhibit (e)(4)

                           Scudder Money Market Trust
                             Two International Place
                        Boston, Massachusetts 02110-4103


September 30, 2002

Scudder Distributors, Inc.
222 South Riverside Plaza
Chicago, IL 60606


                             Underwriting Agreement
                             ----------------------


Dear Ladies and Gentlemen:

         Scudder Money Market Trust (hereinafter called the "Fund") is a business trust organized under the laws of Massachusetts and is engaged in the business of an investment company. The authorized capital of the Fund consists of shares of beneficial interest, with par value of $0.01 per share ("Shares"), currently divided into 1 portfolio ("Series"). The Series and, if applicable, the classes thereof to which this agreement applies are included under Schedule
A. Shares may be divided into additional Series of the Fund and the Series may be terminated from time to time. The Fund has selected you to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the "1940 Act")) of the Shares and you are willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the terms and conditions hereinafter set forth. Accordingly, the Fund hereby agrees with you as follows:

         1. Delivery of Documents. The Fund has furnished you with copies properly certified or authenticated of each of the following:

         (a) Amended and Restated Declaration of Trust of the Fund, dated April 17, 2000, as amended to date.

         (b)      By-Laws of the Fund as in effect on the date hereof.

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         (c)      Resolutions of the Board of Trustees of the Fund selecting you as principal underwriter and approving this form of Agreement.

         The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

         The Fund will furnish you promptly with properly certified or authenticated copies of any registration statement filed by it with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "1933 Act") or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

         2. Registration and Sale of Additional Shares. The Fund will from time to time use its best efforts to register under the 1933 Act such number of Shares not already so registered as you may reasonably be expected to sell on behalf of the Fund. You and the Fund will cooperate in taking such action as may be necessary from time to time to comply with requirements applicable to the sale of Shares by you or the Fund in any states mutually agreeable to you and the Fund, and to maintain such compliance. This Agreement relates to the issue and sale of Shares that are duly authorized and registered under the 1933 Act and available for sale by the Fund, including redeemed or repurchased Shares if and to the extent that they may be legally sold and if, but only if, the Fund sees fit to sell them.

         3. Sale of Shares. Subject to the provisions of paragraphs 5 and 7 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Fund's prospectus or statement of additional information, you are authorized to sell as agent on behalf of the Fund Shares authorized for issue and registered under the 1933 Act. You may also purchase as principal Shares for resale to the public. Such sales will be made by you on behalf of the Fund by accepting unconditional orders to purchase Shares placed with you by investors and such purchases will be made by you only after acceptance by you of such orders. The sales price to the public of Shares shall be the public offering price as defined in paragraph 6 hereof. The Fund acknowledges that you may appoint financial service firms ("Firms") as its agents to provide


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distribution services hereunder to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. Such Firms shall at all times be deemed to be retained by you and not the Fund. You will require each Firm to conform to the provisions hereof and the Registration Statement at the time in effect with respect to the net asset value of the Fund's shares.

         4. Solicitation of Orders. You will use your best efforts (but only in states in which you may lawfully do so) to obtain from investors unconditional orders for Shares authorized for issue by the Fund and registered under the 1933 Act, provided that you may in your discretion refuse to accept orders for Shares from any particular applicant.

         5. Sale of Shares by the Fund. Unless you are otherwise notified by the Fund, any right granted to you to accept orders for Shares or to make sales on behalf of the Fund or to purchase Shares for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Fund or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding shares of any such company, and (ii) to Shares that may be offered by the Fund to shareholders of the Fund by virtue of their being such shareholders.

         6. Public Offering Price. All Shares sold to investors by you will be sold at the public offering price. The public offering price for all accepted subscriptions will be the net asset value per Share, determined, in the manner provided in the Fund's registration statements as from time to time in effect under the 1933 Act and the 1940 Act, next after the order is accepted by you.

         7. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be accepted by you except unconditional orders placed with you before you had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and your authority to accept orders for Shares on behalf of the Fund if, in the judgment of a majority of the Board of Trustees


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or a majority of the Executive Committee of such Board, if such body exists, it is in the best interests of the Fund to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by you on behalf of the Fund while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by you before you had knowledge of the suspension.

         8. Portfolio Securities. Portfolio securities of any Series of the Fund may be bought or sold by or through you and you may participate directly or indirectly in brokerage commissions or "spread" in respect of transactions in portfolio securities of any Series of the Fund; provided, however, that all sums of money received by you as a result of such purchases and sales or as a result of such participation must, after reimbursement of your actual expenses in connection with such activity, be paid over by you to or for the benefit of the Fund.

         9. Expenses. (a) The Fund will pay (or will enter into arrangements providing that others than you will pay) all fees and expenses:

         (1) in connection with the preparation, setting in type and filing of any registration statement (including a prospectus and statement of additional information) under the 1933 Act or the 1940 Act, or both, and any amendments or supplements thereto that may be made from time to time;

         (2) in connection with the registration and qualification of Shares for sale, or compliance with other conditions applicable to the sale of Shares in the various jurisdictions in which the Fund shall determine it advisable to sell such Shares (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions);

         (3) of preparing, setting in type, printing and mailing any notice, proxy statement, report, prospectus or other communication to shareholders of the Fund in their capacity as such;

         (4) of preparing, setting in type, printing and mailing prospectuses annually, and any supplements thereto, to existing shareholders;

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

         (5) in connection with the issue and transfer of Shares resulting from the acceptance by you of orders to purchase Shares placed with you by investors, including the expenses of printing and mailing confirmations of such purchase orders and the expenses of printing and mailing a prospectus included with the confirmation of such orders;

         (6)      of any issue taxes or any initial transfer taxes;

         (7) of WATS (or equivalent) telephone lines other than the portion allocated to you in this paragraph 9;

         (8) of wiring funds in payment of Share purchases or in satisfaction of redemption or repurchase requests, unless such expenses are paid for by the investor or shareholder who initiates the transaction;

         (9) of the cost of printing and postage of business reply envelopes sent to Fund shareholders;

         (10) of one or more CRT terminals connected with the computer facilities of the transfer agent other than the portion allocated to you in this paragraph 9;

         (11) permitted to be paid or assumed by the Fund pursuant to a plan ("12b-1 Plan"), if any, adopted by the Fund in conformity with the requirements of Rule 12b-1 under the 1940 Act ("Rule 12b-1") or any successor rule, notwithstanding any other provision to the contrary herein;

         (12) of the expense of setting in type, printing and postage of the periodic newsletter to shareholders other than the portion allocated to you in this paragraph 9; and

         (13) of the salaries and overhead of persons employed by you as shareholder representatives other than the portion allocated to you in this paragraph 9.

         (b)  You shall pay or arrange for the payment of all fees and expenses:

         (1) of printing and distributing any prospectuses or reports prepared for your use in connection with the offering of Shares to the public;

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         (2)      of preparing, setting in type, printing and mailing any other literature used by you in connection with the offering of Shares to the public;

         (3) of advertising in connection with the offering of Shares to the public;

         (4) incurred in connection with your registration as a broker or dealer or the registration or qualification of your officers, directors, agents or representatives under Federal and state laws;

         (5) of that portion of WATS (or equivalent) telephone lines, allocated to you on the basis of use by investors (but not shareholders) who request information or prospectuses;

         (6) of that portion of the expenses of setting in type, printing and postage of the periodic newsletter to shareholders attributable to promotional material included in such newsletter at your request concerning investment companies other than the Fund or concerning the Fund to the extent you are required to assume the expense thereof pursuant to paragraph 9(b)(8), except such material which is limited to information, such as listings of other investment companies and their investment objectives, given in connection with the exchange privilege as from time to time described in the Fund's prospectus;

         (7) of that portion of the salaries and overhead of persons employed by you as shareholder representatives attributable to the time spent by such persons in responding to requests from prospective investors and shareholders for information about the Fund;

         (8) of any activity which is primarily intended to result in the sale of Shares, unless a 12b-1 Plan shall be in effect which provides that the Fund shall bear some or all of such expenses, in which case the Fund shall bear such expenses in accordance with such Plan; and

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

         (9) of that portion of one or more CRT terminals connected with the computer facilities of the transfer agent attributable to your use of such terminal(s) to gain access to such of the transfer agent's records as also serve as your records.

         Expenses which are to be allocated between you and the Fund shall be allocated pursuant to reasonable procedures or formulae mutually agreed upon from time to time, which procedures or formulae shall to the extent practicable reflect studies of relevant empirical data.

         10. Conformity with Law. You agree that in selling Shares you will duly conform in all respects with the laws of the United States and any state in which Shares may be offered for sale by you pursuant to this Agreement and to the rules and regulations of the National Association of Securities Dealers, Inc., of which you are a member.

         11. Independent Contractor. You shall be an independent contractor and neither you nor any of your officers or employees is or shall be an employee of the Fund in the performance of your duties hereunder. You shall be responsible for your own conduct and the employment, control and conduct of your agents and employees and for injury to such agents or employees or to others through your agents or employees. You assume full responsibility for your agents and employees under applicable statutes and agree to pay all employee taxes thereunder.

         12. Indemnification. You agree to indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Trustees, officers, or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by you or any of your employees, representatives or agents, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement


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

therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by you, or (iii) may be incurred or arise by reason of your acting as the Fund's agent instead of purchasing and reselling Shares as principal in distributing the Shares to the public, provided, however, that in no case (i) is your indemnity in favor of a Trustees or officer or any other person deemed to protect such Trustees or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) are you to be liable under your indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which you may have to the Fund or any person against whom such action is brought otherwise than on account of your indemnity agreement contained in this paragraph. You shall be entitled to participate, at your own expense, in the defense, or, if you so elect, to assume the defense of any suit brought to enforce any such liability, but if you elect to assume the defense, such defense shall be conducted by counsel chosen by you and satisfactory to the Fund, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that you elect to assume the defense of any such suit and retain such counsel, the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case you do not elect to assume the defense of any such suit, you will reimburse the Fund, such officers and Trustees or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. You agree promptly to notify the


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

Fund of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Shares.

         The Fund agrees to indemnify and hold harmless you and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which you or such directors, officers or controlling person may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement (including a prospectus or statement of additional information) covering Shares or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to you by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of you, a director or officer or any other person deemed to protect you, such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against you or any such director, officer or controlling person unless you or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or upon such director, officer or controlling person (or after you or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on


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account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to you, your directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, you, your directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse you or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any Shares.

         13. Authorized Representations. The Fund is not authorized to give any information or to make any representations on behalf of you other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time.

         You are not authorized to give any information or to make any representations on behalf of the Fund or in connection with the sale of Shares other than the information and representations contained in a registration statement (including a prospectus or statement of additional information) covering Shares, as such registration statement may be amended or supplemented from time to time. No person other than you is authorized to act as principal underwriter (as such term is defined in the 1940 Act) for the Fund.

         14. Duration and Termination of this Agreement. This Agreement shall become effective upon the date first written above and will remain in effect until September 30, 2003 and from year to year thereafter, but only so long as such continuance is specifically approved at least


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annually by the vote of a majority of the Trustees who are not interested persons of you or of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and by vote of the Board of Trusteesor of a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty, by the Board of Trustees of the Fund, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement will automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as modified by any applicable order of the Securities and Exchange Commission, shall be applied.

         15. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Fund should at any time deem it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or other governmental authority or to obtain any advantage under state or federal tax laws and should notify you of the form of such amendment, and the reasons therefor, and if you should decline to assent to such amendment, the Fund may terminate this Agreement forthwith. If you should at any time request that a change be made in the Fund's Amended and Restated Declaration of Trust or By-laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the Securities and Exchange Commission or of a national securities association of which you are or may be a member relating to the sale of shares of the Fund, and the Fund should not make such necessary change within a reasonable time, you may terminate this Agreement forthwith.

         16. Termination of Prior Agreements. This Agreement upon its effectiveness terminates and supersedes all prior underwriting contracts between the parties.

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         17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The name "Scudder Money Market Trust" is the designation of the Trustees for the time being under a Amended and Restated Declaration of Trust dated April 17, 2000, as amended from time to time, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

         If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract.

                                      Very truly yours,

                                      Scudder Money Market Trust,
                                      on behalf of Scudder Money Market Series,
                                      Class Institutional, Premium AARP,
                                      Premium S, Prime Reserve AARP and Prime
                                      Reserve S shares

                                      By: /s/John Millette
                                          --------------------------------------
                                          John Millette
                                          Vice President

         The foregoing agreement is hereby accepted as of the foregoing date thereof.


                                      SCUDDER DISTRIBUTORS, INC.

                                      By: /s/William F. Glavin
                                          --------------------------------------
                                          William F. Glavin
                                          Vice President


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                                   Schedule A
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Scudder Money Market Series
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